Exhibit 10.1

THIRD AMENDMENT

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 3 (this “Amendment”), dated as of December 28, 2024, to the Trust Agreement (as defined below) is made by and between Arogo Capital Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of December 23, 2021, as amended by Amendment No. 1 to the Investment Management Trust Agreement dated March 28, 2023 and Amendment No. 2 to the Investment Management Trust Agreement dated September 27, 2023 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, the Company has sought the approval of the holders of Common Stock to vote at a special meeting of the stockholders to further amend the Trust Agreement, and at an special meeting of the Company held on December 28, 2024 (the “Special Meeting”), the holders of sixty-five percent (65%) or more of all then outstanding shares of the Company’s Common Stock approved, among other things, (i) a proposal to further amend the Company’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) extending the date by which the Company has to consummate a business combination from December 29, 2024 to June 29, 2026; and (ii) a proposal to further amend the Amended and Restated Certificate of Incorporation and the Trust Agreement to eliminate the requirement for the Sponsor (or its affiliates or permitted designees) to deposit into the Trust Account the lesser of (x) $40,000 or (y) $0.04 per share for each public share that is not redeemed in connection with the Special Meeting for each such one-month extension beginning on September 29, 2023 until December 29, 2024; and

WHEREAS, the parties to the Trust Agreement desire to amend the Trust Agreement to reflect the amendments approved at the Special Meeting.

NOW, THEREFORE, IT IS AGREED:

1.	Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by at least two of its Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of a Termination Letter in a form substantially similar to the attached hereto as Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses in the case of a Termination Letter in the form of Exhibit B hereto), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is (the “Applicable Deadline”) the later of (1) fifty-four (54) months after the closing of the Offering and (2) such later date as may be approved by the Company’s stockholders in accordance with the Company’s Amended and Restated Certificate of Incorporation (as it may be further amended) if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached hereto as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i), the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Stockholders;”

2.	Section 1(k) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(k) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit D hereto at least five business days prior to the Applicable Deadline, signed on behalf of the Company by an executive officer, the Trustee shall follow the instructions set forth in the Extension Letter.”

3.	The following defined terms in the Trust Agreement shall be amended and restated in its entirety:

“Trust Agreement” shall mean that certain Investment Management Trust Agreement dated December 23, 2021, between Arogo Capital Acquisition Corp. and Continental Stock Transfer & Trust Company, as amended by the First Amendment to Investment Management Trust Agreement dated March 28, 2023, by the Second Amendment to Investment Management Trust Agreement dated September 27, 2023, and by the Third Amendment to Investment Management Trust Agreement dated December 28, 2024.

“Applicable Deadline” shall have the meaning ascribed thereto in Section 1(i) of the Trust Agreement.

4.	The defined term “Extension” is hereby deleted in its entirety.

5.	Exhibit D to the Trust Agreement is hereby amended and restated in its entirety:

EXHIBIT D

AROGO CAPITAL ACQUISITION CORP.

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account Extension Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Arogo Capital Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, LLC, dated as of December 23, 2021 (as amended, the “Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional eighteen (18) months, from December 29, 2024 to June 29, 2026 (the “Extension”). [The Company is not obligated to pay an additional amount to the Trust Fund.]

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

Very truly yours,

Arogo Capital Acquisition Corp.

By:
Name:	Suradech Taweesaengsakulthai
Title:	Chief Executive Officer

6.	Exhibit E to the Second Amendment to the Trust Agreement is hereby amended in its entirety.

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account Stockholder Redemption Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Arogo Capital Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of December 23, 2021 (the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Stockholders of the Company $    of the principal and interest income earned on the Property as of the date hereof into a segregated account held by you on behalf of the Beneficiaries. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Stockholders who have properly elected to have their shares of Common Stock redeemed by the Company in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its public shares of Common Stock if the Company has not consummated an initial Business Combination within such time as is described in the Company’s amended and restated certificate of incorporation or with respect to any other provisions relating to stockholders’ rights or pre-initial Business Combination activity. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter into a segregated account held by you on behalf of the Beneficiaries.

Very truly yours,

Arogo Capital Acquisition Corp.

By:
Name:	Suradech Taweesaengsakulthai
Title:	Chief Executive Officer

7.	All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

8.	This Amendment may be signed by any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

9.	This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) and Section 6(d) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

10.	This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

IN WITNESS WHEREOF, the parties have duly executed this Third Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President & Assistant Secretary — Trust & Corporate Action Services

AROGO CAPITAL ACQUISITION CORP.

By:	/s/ Suradech Taweesaengsakulthai
Name:	Suradech Taweesaengsakulthai
Title:	Chief Executive Officer

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